Delinquencies
Per Servicer
CURRENT
30
60
90+
Total
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Delinquent N/A N/A 97 $16,403,710.57 13 $2,351,144.63 7 $1,394,781.80 117 $20,149,637.00
Foreclosure 0 $0.00 0 $0.00 8 $1,324,951.43 31 $5,291,252.59 39 $6,616,204.02
Bankruptcy 13 $1,251,264.21 1 $94,788.57 1 $175,082.67 4 $569,698.42 19 $2,090,833.87
REO N/A N/A 0 $0.00 0 $0.00 0 $0.00 0 $0.00
FB(Contractual) 22 $3,804,099.47 8 $1,963,279.28 7 $1,171,684.32 1 $332,852.68 38 $7,271,915.75
Total 35 $5,055,363.68 106 $18,461,778.42 29 $5,022,863.05 43 $7,588,585.49 213 $36,128,590.64
Trustee
Per Servicer
CURRENT
30
60
90+
Total
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Delinquent
Foreclosure
Bankruptcy
REO
FB(Contractual)
Total 0 $0.00
Trustee Report
Foreclosure Top 5 States
State
Count
UPB
% of Total UPB
Average Days In Foreclosure
State Average
MI 7 $854,780.98 0.10% 15.6 240
OH 6 $551,353.79 0.06% 24.0 217
IL 6 $955,180.14 0.12% 20.3 345
CA 3 $1,247,475.00 0.15% 18.3 117
FL 3 $312,510.15 0.03% 28.0 135
Default Summary Dashboard (OTS)
Date: 10/31/2005 3:46:49 PM Deal Number: SAIL 2005-HE2 Report As of: 9/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com